EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 12, 2015, is made by and between INOLIFE TECHNOLOGIES, INC., a New York corporation, with headquarters located at 6040-A Six Forks Road, #135, Raleigh, NC 27609 (the “Company”), LEWIS FAMLY GROUP FUND LP, a Delaware limited partnership, with its address at 18 East 41st Street, 14th Floor, New York, NY 10017 (the “Buyer”) and GARY BERTHOLD, an individual with an address at 6040-A Six Forks Road, #135, Raleigh, NC 27609 (“Berthold”) as to Sections 7, 8 and 9 only.

W I T N E S S E T H :

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Buyer desires to purchase, and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a secured promissory note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $48,000.00 (the “Note”);

WHEREAS, as security for the Note, the Company has agreed to issue to Buyer one share of Series E preferred stock, par value $0.00001 (“Default Preferred Stock”) convertible into eight-five percent (85%) of the then-issued and outstanding shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) on a fully diluted basis, upon the terms and subject to the limitations and conditions set forth in the certificate of designation for such Default Preferred Stock;

WHEREAS, in connection with the issuance of the Note, the Company agreed to issue to Buyer such number of shares as shall equal 4.99% of the Common Stock, calculated as of the Closing Date (as defined herein) (the “Compensation Shares”) and a seven-year warrant exercisable to purchase two million (2,000,000) shares of Common Stock at an exercise price of equal to two (2) times the closing price of the Company’s Common Stock on the OTC Pink (as defined herein) on the Closing Date (the “Warrant”).

WHEREAS, as further consideration for entering into this Agreement and delivering the Purchase Price (as defined herein) pursuant to the Note, the Company has agreed to enter into a security agreement, in the form attached hereto as Exhibit B (the “Security Agreement”), pursuant to which the Company has granted to the Buyer a security interest in all of the Company’s present and future assets as security for the Note, in addition to securities of the Company put into escrow by the Company’s Chief Executive Officer pursuant to Section 8 herein;

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WHEREAS, this Agreement, along with the Note, the Warrant, the Default Preferred Stock and the Security Agreement shall collectively be referred to as the “Transaction Documents;” and

NOW THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale of Note.

a. Purchase and Sale of Note. On the Closing Date (as defined below), the Company agrees to issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, such principal amount of the Note as is set forth immediately below the Buyer’s name on the signature page hereto.

b. Form of Payment. On the Closing Date (as defined below), (i) the Buyer shall pay the purchase price for the Note to be issued and sold to it at the Closing (as defined below) in the amount set forth immediately below the Buyer’s name on the signature page hereto (the “Purchase Price”) by wire transfer of immediately available funds in accordance with a disbursement authorization letter provided to the Buyer on the closing Date and the balance thereof shall be held in an escrow account for the Company at JS Barkats PLLC (the “Firm”), in accordance with the escrow agreement by and between the Company and the Firm, against delivery of the Note in the principal amount equal to the Purchase Price, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

c. Additional Compensation Fee. In order to further induce the Buyer to purchase the Note and enter into this Agreement, the Company hereby agrees to issue to the Buyer, on the Closing Date, the Compensation Shares, which shall have full anti-dilution protection from any issuance of securities by the Company during the first eight (8) month period following the issuance of the Note. The Buyer shall have “piggy-back” registration rights with respect to the Compensation Shares as set forth on Exhibit C.

d. Deliveries and Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about March 16, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties. At the Closing, (i) the Buyer shall deliver to the Company (A) the Purchase Price in accordance with Section 1(b) hereof, (B) this Agreement executed by the Buyer and (C) an officer’s certificate certifying as to the compliance with Sections 6(c) and (d) hereof; and (ii) the Company shall deliver to the Buyer (A) this Agreement executed by the Company, (B) the Note, (C) the Compensation Shares, (D) the Warrant, (E) the Security Agreement executed by the Company, (F) the Default Preferred Stock, (G) the Irrevocable Transfer Agent Instructions, (H) the filed Certificate of Amendment to the Company’s Articles of Incorporation as set forth on Section 7(h) hereof, (I) evidence of the cancellation of the Series C Preferred (as defined in Section 3(c) hereof and (J) the Officer’s Certificate set forth in Section 7(h) hereof. Additionally, the Buyer shall deliver the Escrow Shares to the Escrow Agent (as such terms are defined in Section 8(a) hereof).

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2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Note, the Warrant and the Compensation Shares (including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) in connection with a prepayment pursuant to Section 1.1 of the Note or (ii) upon exercise of the Warrant and/or (iii) upon the conversion of the Default Preferred Stock (such shares of Common Stock being collectively referred to herein as the “Conversion Shares” and, collectively with the Note and the Compensation Shares, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

c. Information. The Buyer and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk. The Buyer is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

d. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

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e. Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)), or (d) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

f. Legends. The Buyer understands that the Note and, until such time as the Securities have been registered under the 1933 Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR FOR WHICH THEY ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

g. Authorization; Enforcement. This Agreement (i) has been duly and validly authorized by all required corporate authority by the Buyer; (ii) has been duly executed and delivered on behalf of the Buyer; and (iii) constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

h. Residency. The Buyer is a resident of the State of New York.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer that:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

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b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Securities issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 5,000,000,000 shares of Common Stock, $0.00001 par value per share, of which 882,570,492 shares are issued and outstanding as of March 6, 2015; and (ii) 100,000,000 shares of preferred stock, $0.00001 par value per share of which (A) 10 shares have been designated as Series A Preferred Stock, $0.00001 par value per share, of which no shares are issued and outstanding as of March 6, 2015, (B) 50,000,000 have been designated as Series B Preferred Stock, $0.00001 par value per share (the “Series B Preferred”) of which 49,358,880 shares are issued and outstanding as of March 6, 2015, (C) 572 shares have been designated as Series C Preferred Stock, $0.00001 par value per share (the “Series C Preferred”) of which 572 shares are issued and outstanding as of March 6, 2015, and (D) 10,000,000 shares have been designated as Series D Preferred Stock, $0.00001 par value per share (the “Series D Preferred”) of which 10,000,000 million shares are issued and outstanding as of March 6, 2015. Other than as disclosed on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company’s Chief Executive Officer on behalf of the Company as of the Closing Date.

d. Issuance of Securities. The Securities are duly authorized and reserved for issuance and, upon conversion of the Default Preferred Stock and/or the exercise of the Warrant in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

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e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Securities upon conversion of the Default Preferred Stock. The Company further acknowledges that its obligation to issue Securities upon conversion of the Default Preferred Stock pursuant to this Agreement, the Default Preferred Stock is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

f. No Conflicts. The execution, delivery and performance of this Agreement, the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and to issue the Securities upon conversion of the Default Preferred Stock and/or the exercise of the Warrants. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the OTC Markets OTC Pink marketplace (the “OTC Pink”) and does not reasonably anticipate that the Common Stock will be delisted by the OTC Pink in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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g. Absence of Certain Changes. Since December 31, 2014, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or status of the Company or any of its Subsidiaries.

h. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(h) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

i. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

j. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

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k. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

l. Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties (and other than the grant of stock options or other convertible securities disclosed on Schedule 3(c)), and except as disclosed on Schedule 3(l), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

m. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act (as defined herein) are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

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n. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

o. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

p. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

q. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2014, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

r. Environmental Matters. (i) There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(ii)  Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

s. Title to Property. The Company and its Subsidiaries do not own any real property and have marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(s) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

t. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to the Buyer true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

u. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls that are not sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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v. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w. Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is not solvent (i.e., its assets have a fair market value that are not in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would, after giving effect to the transaction contemplated by this Agreement, which includes the cancellation of the related party debt, have the ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company received a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, expects its auditors will issue a qualified opinion in respect of its current fiscal year.

x. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

y. Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Article III of the Note.

4. Covenants.

a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

b. Blue Sky Laws. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

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c. Use of Proceeds. The Company shall use the proceeds as specifically described in Section 1(b) of this Agreement.

d. Right of First Refusal. Unless it shall have first delivered to the Buyer, at least seventy two (72) hours prior to the closing of such Future Offering (as defined herein), written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing the Buyer an option during the seventy two (72) hour period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the “Right of First Refusal”) (and subject to the exceptions described below), the Company will not conduct any equity financing (including debt with an equity component) (“Future Offerings”) during the period beginning on the Closing Date and ending twelve (12) months following the Closing Date. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyer concerning the proposed Future Offering, the Company shall deliver a new notice to the Buyer describing the amended terms and conditions of the proposed Future Offering and the Buyer thereafter shall have an option during the seventy two (72) hour period following delivery of such new notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Right of First Refusal shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Right of First Refusal also shall not apply to the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the shareholders of the Company.

e. Expenses. At the Closing, the Company shall reimburse Buyer for expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith (“Documents”), including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Company must pay these fees directly, otherwise the Company must make immediate payment for reimbursement to the Buyer for all fees and expenses immediately upon written notice by the Buyer or the submission of an invoice by the Buyer. The Company’s obligation with respect to this transaction is to reimburse Buyer’s expenses of $3,500.

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f. Listing. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTC Pink or any equivalent replacement exchange, the Nasdaq National Market (“Nasdaq”), the Nasdaq SmallCap Market (“Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the NYSE MKT LLC (“AMEX”) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any notices it receives from the OTC Pink and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

g. Corporate Existence. So long as the Buyer beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTC Pink (or equivalent replacement quotation system), Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

h. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

i. Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Article III of the Note.

j. Trading Activities. Neither the Buyer nor its affiliates has an open short position in the common stock of the Company and the Buyer agree that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of the Company.

k. Within five (5) business days after the execution and delivery of this Agreement by the parties, the Company shall file an Information Statement on Schedule 14C with the SEC with respect to the shareholders’ consent approving the increase in the authorized Common Stock as set forth in Section 7(i), which amendment shall only be filed upon the occurrence of an event of default under the Note. The Company shall use its reasonable best efforts to cause such Information Statement to be cleared by the SEC.

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5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Securities in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Default Preferred Stock in accordance with the terms thereof and the exercise of the Warrants (the “Irrevocable Transfer Agent Instructions”). In the event that the Borrower proposes to replace its transfer agent, the Borrower shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock) signed by the successor transfer agent to the Company. Prior to registration of the Securities under the 1933 Act or the date on which the Securities may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(f) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Securities, prior to registration of the Securities under the 1933 Act or the date on which the Securities may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Securities to be issued to the Buyer upon conversion of or otherwise pursuant to the Default Preferred Stock and the Warrants when required thereby; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Buyer upon conversion of or otherwise pursuant to the Default Preferred Stock and the Warrants when required thereby. Nothing in this Section shall affect in any way the Buyer’s obligations to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company, at the cost of the Buyer, with an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Buyer shall have executed this Agreement and delivered the same to the Company.

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b. The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

e. The Seller shall have received an officer’s certificate regarding Sections 6(c) and (d) above as of the Closing Date.

7. Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Buyer.

b. The Company shall have delivered to the Buyer the duly executed Note in accordance with Section 1(b) above.

c. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d. The Company shall have delivered to the Buyer the duly executed Warrant.

e. The Company shall have delivered to the Buyer the Compensation Shares.

f. The Company shall have delivered to the Buyer the Default Preferred Stock.

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g. The Company shall have delivered to the Buyer evidence of cancellation by the Company’s transfer agent of all of the issued and outstanding shares of Series C Preferred.

h. The Company shall have delivered to the Buyer a filed copy of a Certificate of Amendment to the Company’s Articles of Incorporation that (i) amends Section 2.B(6) of Article IV to change the initial price of each share of Series B Preferred to $0.00001, and (ii) designates the rights and preferences of the Default Preferred Stock (the “Certificate of Amendment”).

i. The Company shall have delivered a Secretary’s Certificate certifying as to the Company’s Articles of Incorporation and Bylaws, the consent of the Board authorizing this Agreement and the Transactions contemplated thereby and a shareholders consent authorizing the increase in the number of authorized shares of Common Stock to thirty billion (30,000,000,000), which amendment shall only be filed upon the occurrence of an event of default under the Note.

j. Certificates representing the Escrow Shares shall have been delivered to the Escrow Agent along with stock powers executed in blank with medallion signature guarantee.

k. The Company shall have cancelled the Related Party debt set forth on Schedule 7(j).

l. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Company’s Articles of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

m. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

n. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

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o. The Conversion Shares shall have been authorized for quotation on the OTC Pink and trading in the Common Stock on the OTC Pink shall not have been suspended by the SEC or the OTC Pink.

p. The Buyer shall have received an officer’s certificate from the Seller described in Section 3(c) above, dated as of the Closing Date.

8. Make Good Agreement.

a. Gary Berthold, the majority shareholder and Chief Executive Officer of the Company (“Berthold”), shall deliver to JSBartkats, PLLC as escrow agent (the “Escrow Agent”) certificates evidencing (a) 62,000,320 shares of Common Stock owned beneficially and of record by Berthold, (b) 49,079,160 shares of Series B Preferred owned beneficially and of record by Berthold and (c) 10,000,000 shares of Series D Preferred owned beneficially and of record by Berthold (collectively the “Escrow Shares”) along with stock powers executed in blank with signature medallion guaranteed (the “Stock Powers”), to be held in escrow pursuant to the terms and conditions of this Section 8.

b. Upon the occurrence of an Event of Default under the Note, the Buyer may deliver notice thereof to the Escrow Agent upon which the total number of Escrow Shares shall be forfeited by Berthold to the Buyer and the Escrow Agent shall deliver to the Company’s transfer agent the Escrow Shares along with the Stock Powers endorsed for transfer to the Buyer.

c. Upon the payment in full of the Obligations (as such term is defined in the Note) under the Note, the Escrow Shares and Stock Powers shall be released to Berthold upon presentation of documentation reasonably satisfactory to the Escrow Agent that the Obligations of the Note have been so paid.

d. In the event that any Escrow Shares are to be delivered to the Buyer pursuant to this Section 8, Berthold and the Company shall use its best efforts to promptly cause the Escrow Shares to be delivered to the Buyer registered in its name and/or the name of its designees, including causing its transfer agent promptly to issue the certificates in the name of the Buyer and/or its designees and causing its securities counsel to provide any written instruction required by its transfer agent or the Escrow Agent in a timely manner so that the issuances and delivery contemplated above can be achieved within seven (7) business days following the notice of the Event of Default.

e. Except if there is an Event of Default, Berthold shall have the right to vote the Escrow Shares unless and until such time as they are transferred to the Buyer. Unless the Escrow Shares are released to Berthold pursuant to Section 8(c), Berthold shall not, and hereby irrevocably agrees that he shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrow Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Escrow Shares).

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f. The Escrow Agent shall notify the Buyer when the Escrow Shares have been deposited with the Escrow Agent.

g. Berthold hereby represents and warrants that: The Escrow Shares are validly issued, fully paid and nonassessable shares of the Company. Berthold is the record and beneficial owner of the Escrow Shares and has good title to the Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of Berthold to transfer the Escrow Shares to the Buyer. There are no restrictions on the ability of Berthold to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws. Upon any delivery of Escrow Shares to the Buyer in accordance with this Section 8, the Buyer will acquire good and valid title to the Escrow Shares, free and clear of any pledges, liens, claims and encumbrances. The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of Berthold pursuant to the terms of the articles of incorporation of the Company or any indenture, mortgage, deed of trust or other agreement or instrument binding upon Berthold or affecting the Escrow Shares. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Berthold.

h. Berthold has carefully considered and understands his obligations and rights in connection with this Agreement and the transactions pursuant to which this Agreement is a part, and in furtherance thereof (x) have consulted with legal and other advisors with respect thereto and (y) hereby forever waive and agree that the Berthold may not assert any equitable defenses in any proceeding involving the Escrow Shares.

9. Governing Law; Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of New York in the county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Buyer waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or Berthold, to:

InoLife Technologies, Inc.

6040-A Six Forks Road, # 135

Raleigh, NC 27609

Attn: Gary Berthold, Chief Executive Officer

facsimile: ([●])

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If to the Buyer, to:

Lewis Family Group Fund LP

18 East 41st Street, 14th Floor

New York, NY 10017

Attn: Sunny J. Barkats

facsimile: (646) 607-5544

With a copy by fax only to (which copy shall not constitute notice):

JS Barkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

Attn: Sunny J. Barkats, Esq.

facsimile: (646) 607-5544

Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the Securities and Exchange Act of 1934 (the “1934 Act”), without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j. Publicity. The Company, and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTC Markets or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTC Markets (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

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k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[-signature page follows-]

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IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

INOLIFE TECHNOLOGIES, INC.

By:	/s/ Gary Berthold
Name:	Gary Berthold
Title:	Chief Executive Officer

LEWIS FAMILY GROUP FUND LP
By:	LF FUND GP LLC, general partner

By:	/s/ Sunny J. Barkats
Name:	Sunny J. Barkats
Title:	Partner, JSBarkats, PLLC, Manager of LF Fund GP LLC

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Principal Amount of Note:	$48,000.00

Aggregate Purchase Price:	$48,000.00

As to Sections 7, 8 and 9 only:

By:	/s/ Gary Berthold
Gary Berthold, individually

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SCHEDULE 3(a)

SUBSIDIARIES

InoVet Ltd.

Stemtide Inc.

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SCHEDULE 3(c)

CAPITALIZATION

49,358,880 Shares of Series B Preferred Stock

572 Shares of Series C Preferred Stock

10,000,000 Shares of Series D Preferred Stock

The notes listed below are convertible into shares of Common Stock.

Investor	Date Purchased	Principal Outstanding
Bishop Equity Partners, LLC	3/4/2013	$5,000.00
VERA Group, LLC	4/9/2013	$10,000.00
Keith Sazer	3/4/2013	$5,000.00
SGI Group, LLC	3/7/2013	$25,253.53
Starcity Capital, LLC	3/13/2013	$24,873.52
	Total	$70,127.05

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SCHEDULE 3(h)

LITIGATION

Inolife Technologies, Inc. v. Sharon P. Berthold, 14 CVS 3156-Forsyth County, North Carolina:

This is an action against a former officer of the Company. Counsel for Inolife believes that the litigation has no material detrimental effect to the Company’s financial situation.

The Company is currently not involved in any other litigation that we believe could have a material adverse effect on our financial condition or results of operations.

To the best of our knowledge, except as set forth herein, none of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

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SCHEDULE 3(l)

CERTAIN TRANSACTIONS

None.

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SCHEDULE 3(s)

TITLE TO PROPERTY

None.

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SCHEDULE 7(j)

CANCELLED RELATED PARTY DEBT

1. Account payable of $572,000 in connection with the share acquisition of Stemtide, Inc. (a wholly-owned subsidiary of the Company).

2. Accrued Management Fees in the amount of $653,165.02 in regard to accrued salary for Gary Berthold.

3. Accrued consulting fees of $77,000 as of December 31, 2014 in regard to accrued salary for Gary Berthold.

4. Accrued consulting fees from January 1, 2015 through the Closing Date in regard to accrued salary for Gary Berthold.

5. Accrued employer taxes in respect of accrued consulting fees and accrued management fees (as confirmed by the Company’s accounting consultant).

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EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

See attached.

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EXHIBIT B

SECURITY AGREEMENT

See attached.

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EXHIBIT C

PIGGYBACK REGISTRATION RIGHTS

Capitalized terms used herein shall have the meanings ascribed thereto in the Securities Purchase Agreement, dated as of March 12, 2015, by and between InoLife Technologies Inc. and Lewis Family Group Fund LP and Gary Bethold (as to Sections 7, 8 and 9 only).

(a) If the Company at any time after the Closing Date, proposes to file on behalf of any of its security holders a registration statement (or post-effective amendment to a prior registration statement) under the 1933 Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the 1933 Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of securities for resale by certain selling stockholders, it will give written notice to the Buyer at least 20 days before the initial filing with the Securities and Exchange Commission of such registration statement (or post-effective amendment). The notice will offer to include in such filing (or, if applicable, pursuant to Rule 429(b) under the 1933 Act, a new registration statement with a combined prospectus that serves as a post-effective amendment to a prior registration statement) the aggregate number of Compensation Shares (“Registrable Securities”) as the Buyer may request.

If the Buyer shall advise the Company in writing, within 10 days after the date of receipt of such notice, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall include in such filing the number of shares of Registrable Securities for which registration is so requested and shall use its reasonable best efforts to effect registration under the Securities Act of such shares.

 (b) The Company shall notify the Buyer at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of the Buyer, the Company shall also prepare, file and furnish to the Buyer a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Subscriber agrees not to offer or sell any Registrable Securities after receipt of such notification until the receipt of such supplement or amendment.

(c) The Company may request the Buyer to furnish the Company such information with respect to the Buyer and the Buyer’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the Buyer agrees to furnish the Company with such information.

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(d) Each of the Company and the Buyer shall indemnify the other party hereto and their respective officers, directors, employees and agents against any and all Loss arising out of or based on any untrue statement (or alleged untrue statement) by the indemnifying party of a material fact contained in any prospectus or other document (including any related registration statement, notification or the like) incident to any registration of the type described in this Section 5, or any omission (or alleged omission) by the indemnifying party to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such indemnified party for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that no party will be eligible for indemnification hereunder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished by such party for use in connection with such registration; and provided, further, that a Buyer shall not be liable for any Loss that in the aggregate exceeds the amount such Buyer would receive if Buyer were to sell the Securities on the date the amount of the Loss was determined (based on the closing price of a share of Common Stock on its principal market on such date).

(e) The Company shall pay all expenses it incurs in complying with this Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction, except that the Company will not be liable for any fees and expenses incurred by the Buyer, including, but not limited to, fees and expenses of counsel for the selling security holders or brokerage fees or underwriting discounts or commissions, if any.

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EXHIBIT D

FORM OF CERTIFICATE OF AMENDMENT

See attached.

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